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                                                                     EXHIBIT 5.1


                         February 7, 1996


Telemundo Group, Inc.
2290 West 8th Avenue
Hialeah, Florida 33010

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Telemundo Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (No. 33-64599), as amended (as amended through the date hereof, the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules and Regulations"), with respect to the offering and sale of approximately $175,000,000 gross proceeds of ___% Senior Notes due 2006 (the "Senior Notes") of the Company to be issued under an Indenture, the form of which has been filed as an exhibit to the Registration Statement (the "Indenture"), between the Company and Bank of Montreal Trust Company, as Trustee (the "Trustee"), and to be sold pursuant to an Underwriting Agreement to be entered into by and among the Company and Salomon Brothers Inc, Alex. Brown & Sons Incorporated and BT Securities Corporation, as underwriters, the form of which has been filed as an exhibit to the Registration Statement (the "Underwriting Agreement").

     In this regard, we have examined originals or copies authenticated to our satisfaction of the Registration Statement, the form of the Indenture, the form of the Senior Notes attached as an exhibit to the Indenture, the form of the Underwriting Agreement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary in order to render this opinion. In addition, we have made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinions hereinafter expressed.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents or statements of officers and representatives of the Company. In addition, we have assumed that the Indenture, the Underwriting Agreement and the Senior Notes will be authorized, executed and delivered by the parties thereto substantially in the forms examined by us. We further assume that, prior to issuance, the pricing of the Senior Notes will be approved by appropriate action of the Company's Board of Directors.

     This law firm is a registered limited liability partnership organized under the laws of the State of Texas. Our opinion relates only to the laws of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law of the United States of America. We express no opinion of the law of any other jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that the Senior Notes, when duly executed by the Company, authenticated by the Trustee pursuant to the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued and will constitute legally binding obligations of the Company entitled to the benefits of the Indenture in accordance with its terms, subject to
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applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that the provisions of the Indenture purport to waive benefits or advantages of any stay, extention or usury law.

     We hereby consent to the use of our name under the caption "Legal Matters" and "Certain Federal Income Tax Considerations" in the prospectus included in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules and Regulations.

                                             Very truly yours,


                                             AKIN, GUMP, STRAUSS, HAUER &
                                             FELD, L.L.P.